Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ondas Inc. of our report dated January 8, 2026, relating to the consolidated financial statements of Sentry CS Ltd. as of and for the year ended December 31, 2024 included in the Current Report on Form 8-K/A of Ondas Inc. dated January 27, 2026.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

April 1, 2026